SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported): November 13, 2001
                            (November 13, 2001)

                     ENDO PHARMACEUTICALS HOLDINGS INC.
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           (Exact name of registrant as specified in its charter)


    DELAWARE                     39040                        13-4022871
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(State or other         (Commission File Number)           (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)


100 Painters Drive
Chadds Ford, Pennsylvania                                  19317
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(Address of principal executive offices)                 (Zip Code)


                               (610) 558-9800
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            (Registrant's telephone number, including area code)


                                    N/A
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       (Former name or former address, if changed since last report)







Item 5.      Other Matters.


         On November 13, 2001, the Registrant issued a press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7.      Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

                  Not applicable.

(b)      Pro Forma Financial Information.

                  Not applicable.

(c)      Exhibits.

Exhibit Number      Description

       99.1         Press release issued by Endo Pharmaceuticals Holdings Inc.
                    on November 13, 2001




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                ENDO PHARMACEUTICALS HOLDINGS INC.
                                           (Registrant)


                                By: /s/ CAROL A. AMMON
                                    Name: Carol A. Ammon
                                    Title: President & Chief Executive Officer





Dated:  November 13, 2001





                             INDEX TO EXHIBITS

Exhibit No.                         Description

       99.1 Press release issued by Endo Pharmaceuticals Holdings Inc. on November 13, 2001




                                                               Exhibit 99.1




Contact: Robert Siegfried/Jeremy Fielding
Kekst and Company
212-521-4800


           Endo Pharmaceuticals Achieves Strong Third Quarter and
                    Year-to-Date 2001 Financial Results

             -- Net Sales Increase 30% and Consolidated EBITDA
                       Rises by 58% for the Period -

         CHADDS FORD, PA, November 13, 2001 -- Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW), a market leader in pain management, today reported its financial results for the three months and nine months ended September 30, 2001.

     For the third quarter ended September 30, 2001, Endo's net sales grew 30% to $66.3 million from $50.9 million for the same period in 2000. Consolidated EBITDA increased by 58% to $24.7 million from $15.6 million over the comparable 2000 period. Earnings per share, excluding the impact of non-cash compensation charges related to the vesting of non-dilutive stock options, increased to $.03 per diluted share for the third quarter of 2001 compared to a net loss per diluted share of ($.04) in the comparable 2000 period, excluding the impact of in-process research and development. Results for the 2001 periods reflect the company's merger with Algos Pharmaceutical Corporation, which was completed on July 17, 2000.

     Carol A. Ammon, President and Chief Executive Officer of Endo Pharmaceuticals, said, "Endo's performance reflects the strength of our established portfolio of products in the fast growing pain management market. We are particularly pleased with the continued growth of Lidoderm(R) and our extended-release morphine sulfate. As a result of the strong performance of these products, we are revising upward for 2001 the net sales and consolidated EBITDA projections contained in Endo's recent S-3 filing made in connection with the company's recent and successful public offering. We anticipate net sales for 2001 to be between $235 million to $240 million and consolidated EBITDA for 2001 to be between $75 million to $77 million."

     Carol Ammon further stated, "We are also pleased about the continued advancement of our three Phase III NDA pipeline products. Specifically, we are on track to file the amendment to the MorphiDex(R) NDA in mid-2002 and file NDAs for both an oral extended-release version and an immediate-release version of our oxymorphone product in the second half of 2002. Although there can be no assurance, we also currently anticipate the approval and launch of our line extension of Percocet(R) by the end of this year.

     "In addition, on October 29, 2001, we used the $84.9 million net proceeds from our recent public offering plus $16.1 million from our cash balance to repay in full the term loans under our existing credit facility. We are negotiating the terms of a new senior secured credit facility to replace our existing credit agreement. We, therefore, expect to be in an advantageous position to pursue acquisitions and other strategic alliances, which would, we believe, accelerate our growth as a premier specialty pharmaceutical company."

         Third Quarter Results

         Net sales for the three months ended September 30, 2001 increased by 30% to $66.3 million from $50.9 million in the comparable 2000 period. Operating loss for the three months ended September 30, 2001 decreased to $31.5 million from $132.7 million in the comparable 2000 period. Consolidated EBITDA (as defined in footnote (1) below) for the three months ended September 30, 2001 increased to $24.7 million from $15.6 million in the comparable 2000 period. A reconciliation of Operating Income as determined by GAAP to Consolidated EBITDA is as follows:

                                                       (Unaudited)
                                                    Three Months Ended
                                                      September 30,
                                                      (in thousands)
                                                      --------------
                                              2001                       2000
                                              ----                       ----
  GAAP operating loss                      $(31,475)                 $(132,729)
   Depreciation and amortization             12,394                     10,715
   Non-cash manufacturing charges             6,539                      4,364
   Non-cash compensation charges             37,253                         -
   Purchased in-process R&D                       -                    133,200
                                            --------                   -------
   Consolidated EBITDA                      $24,711                    $15,550
                                            ========                   =======

         Net loss for the three months ended September 30, 2001 decreased to $33.0 million from $136.5 million in the comparable 2000 period. Net loss per diluted share for the three months ended September 30, 2001 decreased to $.37 from $1.59 in the comparable 2000 period. Excluding non-cash compensation charges related to the vesting of non-dilutive stock options recorded in the three months ended September 30, 2001 and purchased in-process research and development recorded in connection with the Algos acquisition in the three months ended September 30, 2000, the Company recorded net income in the three months ended September 30, 2001 of $2.4 million and $.03 per diluted share compared to a net loss in the comparable 2000 period of $3.3 million and $.04 per diluted share. A reconciliation of net income (loss) is as follows:

                                                           (Unaudited)
                                                        Three Months Ended
                                                          September 30,
                                                          (in thousands)
                                                          --------------
                                                      2001             2000
                                                      ----             ----
  GAAP net loss                                     $(32,993)       $(136,548)
   Non-cash compensation charges (net of tax)         35,394                -
   Purchased in-process R&D (net of tax)                   -          133,200
                                                     -------         --------
   Adjusted net income (loss)                        $2,401          $ (3,348)
                                                     =======         ========
   Diluted weighted average shares outstanding       89,292           89,139
   Diluted earnings (loss) per share                  $.03            $(.04)




Year-to-Date Results

         Net sales for the nine months ended September 30, 2001 increased by 45% to $173.5 million from $119.8 million in the comparable 2000 period. Operating loss for the nine months ended September 30, 2001 decreased to $35.5 million from $152.3 million in the comparable 2000 period. Pro Forma Consolidated EBITDA (as defined in footnote (1) below) for the nine months ended September 30, 2001 increased to $55.9 million from $22.2 million in the comparable 2000 period. A reconciliation of operating loss as determined by GAAP to Pro Forma Consolidated EBITDA is as follows:


                                                       (Unaudited)
                                                    Nine Months Ended
                                                      September 30,
                                                      (in thousands)
                                                      --------------
                                                 2001              2000
                                                 ----              ----
  GAAP operating loss                          $(35,546)        $(152,322)
   Depreciation and amortization                 37,170            15,041
   Non-cash manufacturing charges                17,010            13,921
   Compensation related to stock options         37,253                 -
   Purchased in-process R&D                           -           133,200
   Non-cash separation benefits                       -            20,782
                                               --------         ---------
   Subtotal: Consolidated EBITDA                $55,887           $30,622
   Operating loss of Algos                           -             (8,525)
   Depreciation and amortization of Algos            -                128
                                               --------          --------
   Pro Forma Consolidated EBITDA                $55,887           $22,225
                                               ========          ========


         The assets acquired and liabilities assumed, results of operations and cash flows of Algos have been included in the Company's financial statements and Management's Discussion and Analysis of Financial Conditions and Results of Operations prospectively for reporting periods beginning July 17, 2000. The Company's results have fluctuated in the past, and may continue to fluctuate. These fluctuations are primarily due to the timing of new product launches, purchasing patterns of the Company's customers, market acceptance of the Company's products and the impact of competitive products and pricing.


Forward-Looking Statements

         This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company's possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are forward-looking statements. Endo's estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company's products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company's product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended and in Endo's Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.


         The following table presents the Company's consolidated statements of operations for the three months and nine months ended September 30, 2001 and 2000:

                                        Endo Pharmaceuticals Holdings Inc.

                                Consolidated Statements of Operations (unaudited)

                                      (in thousands, except per share data)

                                                                 Three Months Ended                  Nine Months Ended

                                                                   September 30,                       September 30,
                                                               2001              2000             2001              2000
                                                               ----              ----             ----              ----
NET SALES                                                    $66,268          $50,902          $173,507          $119,836

COST OF SALES                                                 20,622           15,254            54,303            43,587
                                                             -------          -------          --------          --------

GROSS PROFIT                                                  45,646           35,648           119,204            76,249

COSTS AND EXPENSES:

     Selling, general and administrative
                                                              19,588           14,564            54,931            40,702
     Research and development
                                                               7,886            8,315            25,396            16,011
     Depreciation and amortization
                                                              12,394           10,715            37,170            15,041

     Compensation related to stock options                    37,253                -            37,253                 -

     Purchased in-process research and
       development                                                 -          133,200                 -           133,200

     Merger and other related costs                                -            1,583                 -             1,583

     Separation benefits                                           -                -                 -            22,034
                                                             -------          -------          --------          --------

OPERATING LOSS                                              (31,475)        (132,729)          (35,546)         (152,322)

INTEREST EXPENSE, Net                                         2,686            3,672             9,129            11,390
                                                             -------          -------          --------          --------

LOSS BEFORE INCOME TAX BENEFIT                              (34,161)        (136,401)          (44,675)         (163,712)
                                                             -------          -------          --------          --------
INCOME TAX (BENEFIT)
                                                             (1,168)             147              (175)          (10,178)
                                                             -------          -------          --------          --------
NET LOSS                                                   $(32,993)       $(136,548)         $(44,500)        $(153,534)
                                                           =========       ==========         =========        ==========

NET LOSS PER SHARE:

     Basic                                                    $(.37)           $(1.59)            $(.50)           $(2.01)

     Diluted                                                  $(.37)           $(1.59)            $(.50)           $(2.01)

     Weighted average shares
     Basic                                                    89,139           85,848            89,139            76,202
     Diluted                                                  89,139           85,848            89,139            76,202



         The following table presents the Company's unaudited condensed consolidated balance sheet data at September 30, 2001 and December 31, 2000:



                     Endo Pharmaceuticals Holdings Inc.
           Condensed Consolidated Balance Sheet Data (unaudited)

                               (in thousands)

                                                                        September 30,           December 31,

                                                                            2001                    2000
                                                                            ----                    ----
ASSETS
     Cash and cash equivalents                                            $ 89,309                $59,196
     Other current assets                                                  104,568                113,858
                                                                          --------               --------
     Total current assets                                                   193,877               173,054
     Property and equipment, net                                              9,086                 5,742
     Goodwill and other intangibles, net                                    245,519               284,560
     Deferred income taxes                                                    1,979                   736
     Restricted cash                                                                                  150
                                                                                150
     Other assets                                                             5,571                 3,598
                                                                           --------               --------
TOTAL ASSETS                                                               $456,182              $467,840
                                                                           ========               ========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Total current liabilities                                              $88,557              $100,295
     Long-term debt, less current portion                                   174,516               162,154

     Other liabilities                                                        2,183                 7,218

     Total stockholders' equity                                             190,926               198,173




         The following table presents the Company's unaudited net sales for the three months and nine months ended September 30, 2001 and 2000:

                                          Endo Pharmaceuticals Holdings Inc.

                                                 Net Sales (unaudited)

                                                    (in thousands)

                                            Three Months Ended           Nine Months Ended
                                              September 30,                 September 30,
                                          2001           2000          2001             2000
                                          ----           ----          ----             ----
        Percocet(R)
                                        $16,430        $23,379        $72,831          $54,251

        Lidoderm(R)                      16,268          7,343         26,933           12,833

        Other Brands                      8,087          8,330         16,678           21,311
                                        -------        -------       --------          -------
   Total Brands                         $40,785        $39,052       $116,442          $88,395

   Total Generics                       $25,483        $11,850        $57,065          $31,441

        Total Net Sales                 $66,268        $50,902       $173,507         $119,836
                                        ========       =======       =========        ========


         Endo is a fully integrated specialty pharmaceutical company with market leadership in pain management. The company researches, develops, produces and markets both branded and generic pharmaceutical products primarily for the treatment of pain. Endo has a portfolio of thirteen branded products that includes established brands such as Percocet(R) and Percodan(R), opioid analgesics. This and past press releases of Endo Pharmaceuticals Holdings Inc. are available at Endo's web site at http://www.endo.com.

(1) Endo's credit facility defines Consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period,
         (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary charges during the period and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and subsidiaries in accordance with generally accepted accounting principles.